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                                 NASH-FINCH COMPANY

                              ASSUMPTION AGREEMENT AND
                        AMENDED AND RESTATED NOTE AGREEMENT

                            Dated as of January 31, 1997


                                        Re:

                           $25,000,000 9.20% Senior Notes
                                Due January 10, 2000


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

TABLE OF CONTENTS


SECTION              HEADING                                             PAGE
SECTION 1.          DESCRIPIION OF NOTES AND COMMITMENT................     1

     Section 1.1.   Description of Notes...............................     1
     Section 1.2.   Commitment: Closing Date...........................     2

SECTION 2.          PREPAYMENT OF NOTES................................     2

     Section 2.1.   Optional Prepayments With Premium..................     2
     Section 2.2.   Notice of Prepayments..............................     2
     Section 2.3.   Allocation of Prepayments..........................     3
     Section 2.4.   Method and Place of Payment of Principal
                    and Interest.......................................     3
     Section 2.5.   Prepayment at Option of Holders....................     3
     Section 2.6.   Change in Control..................................     4

SECTION 3.          REPRESENTATIONS....................................     6

     Section 3.1.   Representations of the Company.....................     6
     Section 3.2.   Representations of the Holders.....................     6

SECTION 4.          CLOSING CONDITIONS.................................     6

     Section 4.1.   Closing Certificate................................     6
     Section 4.2.   Legal Opinions.....................................     6
     Section 4.3.   Related Transactions...............................     7
     Section 4.4.   Consent of Holders of Other Securities.............     7
     Section 4.5.   Closing Fee........................................     7
     Section 4.6.   Proceedings and Documents..........................     7

SECTION 5.          INTERPRETATION OF AGREEMENT........................     7

     Section 5.1.   Definitions........................................     7
     Section 5.2.   Accounting Principles..............................    12
     Section 5.3.   Directly or Indirectly.............................    12

SECTION 6.          COMPANY COVENANTS..................................    12

     Section 6.1.   Corporate Existence, Etc...........................    12
     Section 6.2.   Insurance..........................................    12
     Section 6.3.   Taxes, Claims for Labor and Materials,
                    Compliance with Laws...............................    12
     Section 6.4.   Maintenance, Etc...................................    13
     Section 6.5.   Nature of Business.................................    13
     Section 6.6.   Current Ratio......................................    13
     Section 6.7.   Stockholders' Equity...............................    13
     Section 6.8.   Incurrence of Debt.................................    13

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     Section 6.9.   Liens and Encumbrances.............................    14
     Section 6.10.  Dividends, Stock Purchases.........................    16
     Section 6.11.  Mergers, Consolidations and Sales of Assets........    17
     Section 6.12.  Reports and Rights of Inspection...................    18
     Section 6.13.  Repurchase of Notes................................    20
     Section 6.14.  Termination of Pension Plans.......................    20
     Section 6.15.  Transactions with Affiliates.......................    20

SECTION 7.          EVENTS OF DEFAULT AND REMEDIES THEREFOR............    20

     Section 7.2.   Notice to Holders..................................    21
     Section 7.3.   Default Remedies...................................    21
     Section 7.4.   Rescission of Acceleration.........................    22

SECTION 8.          AMENDMENTS, WAIVERS AND CONSENTS...................    22

     Section 8.1.   Amendments and Waivers.............................    22
     Section 8.2.   Binding Effect.....................................    23

SECTION 9.          MISCELLANEOUS......................................    23

     Section 9.1.   Registered Notes...................................    23
     Section 9.2.   Exchange for Different Denominations...............    23
     Section 9.3.   Loss, Theft, etc. of Notes.........................    24
     Section 9.4.   Expenses, Stamp Tax Indemnity......................    24
     Section 9.5.   Powers and Rights Not Waived.......................    24
     Section 9.6.   Notices............................................    24
     Section 9.7.   Successors and Assigns.............................    25
     Section 9.8.   Survival of Representations........................    25
     Section 9.9.   Severability.......................................    25
     Section 9.10.  Governing Law......................................    25
     Section 9.11.  Captions...........................................    25

Signature..............................................................    26

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

ATTACHMENTS TO NOTE AGREEMENT

Schedule I -- Names and Addresses of Holders
Exhibit A  -- Form of 9.20% Senior Note
Exhibit B  -- Closing Certificate
Exhibit C  -- Description of Special Counsel's Closing Opinion
Exhibit D  -- Description of Closing Opinion of Counsel to the Company

                                 NASH FINCH COMPANY
                              7600 France Avenue South
                            Minneapolis, Minnesota 55440

                              ASSUMPTION AGREEMENT AND
                        AMENDED AND RESTATED NOTE AGREEMENT

                                        Re:
                           $25,000,000 9.20% Senior Notes
                                Due January 10, 2000

                                                                    Dated as of
                                                               January 31, 1997

To the Holder named in Schedule I
hereto which is a
signatory to this Agreement

Gentlemen:

     The undersigned, NASH-FINCH COMPANY, a Delaware corporation (the "Company"), agrees with you as follows:

SECTION 1. DESCRIPTION OF NOTES AND COMMITMENT.

     SECTION 1.1. DESCRIPTION OF NOTES. Super Food Services, Inc. ("SUPER FOOD") entered into separate Note Agreements each dated as of November 1, 1989 (the "1989 NOTE AGREEMENTS") between Super Food and, respectively, each of the Institutional Investors listed therein under and pursuant to which $25,000,000 9.20% Senior Notes due January 10, 2000 (the "1989 NOTES") were originally issued and are presently outstanding. The Company, in consideration of its acquisition of Super Food, and for good and valuable consideration, hereby assumes all obligations of Super Food under the 1989 Note Agreements and the 1989 Notes (as amended and restated hereby) and desires to amend and restate in their entirety the 1989 Note Agreements (as previously amended), and to provide for the replacement of the 1989 Notes. In order to effectuate such amendment and restatement, as well as the replacement of the 1989 Notes, the Company will authorize the delivery of its 9.20% Senior Notes due January 10, 2000 (the "NOTES") in an aggregate principal amount not exceeding $25,000,000 to be dated April 1O, 1997, to bear interest from the date thereof until maturity at the rate of 9.20% per annum on the principal amount from time to time outstanding, such interest to be payable quarterly on the tenth day of January, April, July and October in each year (commencing on July 10, 1997) (the "INTEREST PAYMENT DATES"), until the principal amount thereof shall be due and payable, to mature on January 10, 2000 and to be otherwise substantially in the form attached hereto as Exhibit A. Overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) overdue installments of interest shall bear interest at the rate of 10.20% per annum from and after the maturity thereof, whether by acceleration or otherwise, until paid. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. The term "NOTES" as used herein shall include each Note delivered pursuant to this Agreement and the separate agreements with the other institutions named in Schedule I hereto. You and the other institutions named in Schedule I hereto are hereinafter sometimes referred to as the "HOLDERS". The terms which are capitalized herein shall have the meanings specified in Section 5 unless the context shall otherwise require.

     Notwithstanding anything contained herein to the contrary, in addition to the stated interest rate applicable to the Notes (including, without limitation, the interest rate applicable to overdue payments in respect of the Notes), the Notes shall bear additional interest at the rate of .50% per annum during any Interest Rate Event Period.

     The Company and the holders of the Notes from time to time acknowledge that the Notes constitute a replacement of the 1989 Notes and this Agreement includes an amendment and restatement of the 1989 Note Agreements.

     SECTION 1.2. COMMITMENT: CLOSING DATE. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to deliver to you, Notes of the Company in the principal amount thereof set forth opposite your name in Schedule I. The delivery of the Notes shall take place on such date not later than April 30, 1997 as shall be mutually agreed upon by the Company and the Holders (the "CLOSING DATE"). On the Closing Date, delivery of the Notes will be made against delivery to the Company of $25,000,000 aggregate principal amount of the 1989 Notes held by you in full payment of the purchase price of the Notes. Upon receipt of such 1989 Notes by the Company and delivery of the Notes to the Holders, the 1989 Notes shall be deemed canceled and of no further force or effect. Unless you notify the Company at least three days prior to the Closing Date, the Notes delivered to you will be delivered to you in the form of a single registered Note, registered in your name or in the name of such nominee as you may specify

SECTION 2. PREPAYMENT OF NOTES.

     SECTION 2.1. OPTIONAL PREPAYMENTS WITH PREMIUM. Upon compliance with
Section 2.2 and subject to the following limitations the Company shall have the privilege, on any Interest Payment Date, of prepaying the outstanding Notes, either in whole or in part (but if in part then in units of $100,000 or an integral multiple of $10,000 in excess thereof) by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make Whole Premium calculated as of the date of such payment.

     SECTION 2.2. NOTICE OF PREPAYMENTS. The Company will give notice of any optional prepayment of the Notes to be made pursuant to Section 2.1 hereof to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (a) such date, (b) the principal amount of the holder's Notes to be prepaid on such date and (c) a description of the calculation of the premium, if any, and accrued interest applicable to the prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the premium, if any, and accrued interest shall become due and payable on the prepayment date.

     SECTION 2.3. ALLOCATION OF PREPAYMENTS. All partial prepayments shall be applied on all outstanding Notes ratably in accordance with the unpaid principal amounts thereof but only in units of $1,000, and to the extent that such ratable application shall not result in an even multiple of $1,000, adjustment may be made by the Company to the end that successive optional prepayments shall result in substantially ratable payments.

     SECTION 2.4. METHOD AND PLACE OF PAYMENT OF PRINCIPAL AND INTEREST. Anything in the Notes or this Agreement to the contrary notwithstanding at the time of any payment, the Company will promptly and punctually pay the principal thereon, if any, and premium, if any, and interest due thereon, without any presentment thereof, directly to the Holder or any subsequent holder at the address of the Holder set forth in Schedule I or at such other address as the Holder or such subsequent holder may from time to time designate in writing to the Company or, if a bank account is designated for a Holder on Schedule I hereto or in any written notice to the Company from the Holder or any such subsequent holder, the Company will make such payments in immediately available funds or in such manner indicated on Schedule I hereto to such bank account before 12:00 noon, Minneapolis, Minnesota time, marked for attention as indicated, or in such other manner or to such other account of the Holder or such holder in any bank in the United States as the Holder or any such subsequent holder may from time to time direct in writing. If you shall sell or transfer any Note, you will notify the Company of such action and of the name and address of the transferee of such Note and you will, prior to the delivery of such Note, make a notation on such Note of the date to which interest has been paid on such Note and, if not previously made, a notation on such Note of the extent to which any payment has been made on account of the principal of such Note.

     SECTION 2.5. PREPAYMENT AT OPTION OF HOLDERS. At any time after
November 15, 1996 and prior to January 17, 1997, the holder of any Notes may give the Company notice (the "NOTICE OF ELECTION") at its address set forth in
Section 9.6 hereof of the election of such holder to require the Company to redeem all, but not less than all, of the outstanding Notes held by such holder (an "ELECTING HOLDER"). The Company shall redeem the Notes of each Electing Holder on the date which is five (5) business days after receipt of such Notice of Election by payment of an amount equal to 100% of the principal amount of such Notes, plus the Make Whole Premium determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued to the date of such prepayment.

     The Company will at all times maintain amounts permitted to be actually borrowed under its Bank Facility equal to or greater than the amount necessary to prepay all of the Notes pursuant to this Section.

SECTION 2.6. CHANGE IN CONTROL.

     (a) NOTICE OF CHANGE IN CONTROL OR CONTROL EVENT. The Company will, within 3 days after any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this
Section 2.6. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this
Section 2.6, accompanied by the certificate described in subparagraph (g) of this Section 2.6, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 2.6.

     (b) CONDITION TO COMPANY ACTION. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 45 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (g) of this Section 2.6, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this
Section 2.6.

     (c) OTHER TO PREPAY NOTES. The offer to prepay Notes contemplated by subparagraph (a) and (b) of this Section 2.6 shall be an offer to prepay, in accordance with and subject to this Section 2.6, all, but not less than all, of the Notes held by each holder (in this case only "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "PROPOSED PREPAYMENT DATE"). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 2.6, such date shall be not less than 30 days and not more than 45 days after the date of such offer (if the Proposed Prepayment Date shall not specified in such offer, the Proposed Prepayment Date shall be the 45th day after the date of such offer).

     (d) ACCEPTANCE. A holder of Notes may accept the offer to prepay made pursuant to this Section 2.6 by causing a notice of such acceptance to be delivered to the Company at least 5 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 2.6 shall be deemed to constitute an acceptance of such offer by such holder.

     (e) PREPAYMENT. Prepayment of Notes to be prepaid pursuant to this Section
2.6 shall be at 100% of the principal amount of such Notes, plus the Make Whole Premium determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued to the date of prepayment . On the business day preceding the date of prepayment, the Company shall deliver to each holder of Notes being prepaid a statement showing the Make Whole Premium due in connection with such prepayment and setting forth the details of the computation of such amount. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 2.6.

     (f) DEFERRAL PENDING CHANGE IN CONTROL. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph (d) of this Section 2.6 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expect to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 2.6 in respect of such Change in Control shall be deemed rescinded).

     (g) OFFICERS CERTIFICATE. Each offer to prepay the Notes pursuant to this
Section 2.6 shall be accompanied by a certificate, executed by a senior financial officer of the Company and dated the date of such offer, specifying:
(i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this
Section 2.6; (iii) the principal amount of each Note offered to be prepaid; (iv) the estimated Make Whole Premium due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation; (v) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date;
(vi) that the conditions of this Section 2.6 have been fulfilled; and (vii) in reasonable detail, the nature and date or proposed date of the Change in Control.

     (h) "CHANGE IN CONTROL" DEFINED. "CHANGE IN CONTROL" means any of the following events or circumstances:

     if any person (as such term is used in section 13(d) and section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") or related persons constituting a group (as such term is used in Rule 13-5 under the Exchange Act), become the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of all classes then outstanding of the Company's voting stock.

     (i) "CONTROL EVENT" DEFINED. "CONTROL EVENT" means:

         (i) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control,

        (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or

       (iii) the making of any written offer by any person (as such term is defined in section 13(d) and section 14(d)(2) of the Exchange Act) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

SECTION 3. REPRESENTATIONS.

     SECTION 3.1. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants that all representations set forth in the form of certificate annexed hereto as Exhibit B are true and correct as of the date hereof and are hereby incorporated herein by reference with the same force and effect as though herein set forth in full.

     SECTION 3.2. REPRESENTATIONS OF THE HOLDERS. You represent, and in entering into this Agreement the Company understands, that you are acquiring the Notes for the purpose of investment and not with a view to the resale or distribution thereof, and that you have no present intention of selling, negotiating or otherwise disposing of the Notes or any part thereof, but without prejudice, however, to your right at all times and at your expense to sell or otherwise dispose of all or any part of the Notes only if registered under the applicable securities laws or if an exemption from such registration is available. You further represent that you are acquiring the Notes for your own account and with your general corporate assets and not with the assets of any separate account in which any employee benefit plan has any interest. As used in this Section, the terms "separate account" and "employee benefit plan" shall have the respective meanings assigned to them in the Employee Retirement Income Security Act of 1974.

SECTION 4. CLOSING CONDITIONS.

     The exchange of the 1989 Notes for the Notes to be delivered on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following conditions precedent:

     SECTION 4.1. CLOSING CERTIFICATE. On the Closing Date you shall receive from the Company a certificate dated such Closing Date, executed by the Chairman of the Board, the President or a Vice President of the Company substantially in the form attached hereto as Exhibit B. the truth and accuracy of which shall be a condition to your obligation to accept and pay for the Notes.

     SECTION 4.2. LEGAL OPINIONS. On the Closing Date you shall receive from Chapman and Cutler, who are acting as your special counsel in this transaction, and from Jon J. Solberg, Esq., counsel for the Company, their respective opinions, dated the Closing Date, in form and substance satisfactory to you and covering substantially the matters set forth or provided in Exhibits C and D, respectively, hereto.

     SECTION 4.3. RELATED TRANSACTIONS. Prior to or concurrently with the issuance and sale of the Notes to you, the Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Closing Date pursuant to this Agreement and the other agreements referred to in Section 1.3.

     SECTION 4.4. CONSENT OF HOLDERS OF OTHER SECURITIES. On or prior to the Closing Date, any consents or approvals required to be obtained from any holder or holders of any outstanding Security of the Company and any amendments of agreements pursuant to which any Securities may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to you and your special counsel.

     SECTION 4.5. CLOSING FEE. On or prior to the Closing Date, the Company shall have paid a closing fee in the amount of $25,000 to be allocated to the Holders on a pro rata basis based upon the aggregate principal amount of the 1989 Notes held by each such Holder immediately prior to the Closing Date.

     SECTION 4.6. PROCEEDINGS AND DOCUMENTS. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you and your special counsel and you and your special counsel shall have received copies (executed or certified as may be appropriate) of all legal documents or proceedings which you and they may reasonably request in connection with consummation of said transactions.

SECTION 5. INTERPRETATION OF AGREEMENT.

     SECTION 5.1. DEFINITIONS. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

     "AFFILIATE" shall mean any Person (other than a Subsidiary) (a) which, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (b) which beneficially owns or holds 10% or more of any class of the Voting Stock of the Company, or (c) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the Securities of such Person which shall have any rights or interests similar to the Voting Stock of a corporation) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "BANK FACILITY" shall mean the Credit Agreement dated as of October 8, 1996 among Nash-Finch Company and the banks signatory thereto.

     "CONSOLIDATED NET INCOME" for any period shall mean net earnings after income taxes of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, but excluding:

          (a) earnings of any Subsidiary accrued prior to the date it became a Subsidiary;

          (b) earnings of any Person, substantially all the assets of which have been acquired in any manner by the Company or its Subsidiaries, realized by such Person prior to the date of acquisition by the Company or its Subsidiaries;

          (c) net earnings of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions; and

          (d) the earnings of any Person to which assets of the Company shall have been sold, transferred or disposed of, or into which the Company shall have merged, prior to the date of such transaction.

     "CAPITALIZED LEASE" shall mean any lease which is required to be capitalized on the consolidated balance sheet of the Company and its Subsidiaries in accordance with generally accepted accounting principles.

     "CAPITALIZED RENTALS" shall mean at any date as of which the amount thereof is to be determined, the amount at which the aggregate rentals due under or to become due under all Capitalized Leases under which the Company or any Subsidiary is a lessee will be reflected as a liability on a consolidated balance sheet of the Company and its Subsidiaries in accordance with generally accepted accounting principles.

     "CLOSING DATE" is defined in Section 1.2 hereof.

     "CONSOLIDATED CURRENT ASSETS" and "CONSOLIDATED CURRENT LIABILITIES" shall mean such assets and liabilities of the Company and its Subsidiaries on a consolidated basis as shall be determined in accordance with generally accepted accounting principles to constitute current assets and current liabilities, respectively.

     "DEBT" with respect to any Person shall mean, without duplication, the sum of

          (a) the obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of assets;

          (b) liabilities secured by any Lien existing on Property owned by such Person (whether or not such liabilities have been assumed);

          (c) Capitalized Rentals under any Capitalized Lease; and

          (d) all Guarantees of Debt of others, whether or not reflected in the balance sheet of such Person.

     "DEFAULT" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

     "EVENT OF DEFAULT" is defined in Section 7.1 hereof.

     "FUNDED DEBT" with respect to any Person shall mean, without duplication, the sum of:

          (a) the obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of assets (including obligations of such Person which are classified as long-term liabilities in accordance with generally accepted accounting principles) in each case having a final maturity of one or more than one year from the date of origin thereof (or which, by the terms of the agreement creating the obligation, is renewable or extendable at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt whether or not included in Consolidated Current Liabilities;

          (b) liabilities secured by any Lien existing on Property owned by such Person (whether or not such liabilities have been assumed);

          (c) Capitalized Rentals under any Capitalized Lease; and

          (d) all Guarantees of Funded Debt of others, whether or not reflected in the balance sheet of such Person.

     "GUARANTY" shall mean for any Person all obligations of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any Property or assets constituting security therefor;

          (b) to advance or supply funds:

               (i) for the purchase or payment of such indebtedness or obligation; or

              (ii) to maintain working capital or other balance sheet condition or any income statement condition or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease Property or to purchase Securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the primary obligor to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of the indebtedness or obligation of the primary obligor against loss in respect thereof.

For the purposes of all computations made under this Agreement, a Guaranty in respect of any indebtedness for borrowed money shall be deemed to be an amount of indebtedness equal to the portion of the principal amount of such indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

     "HOLDERS" is defined in Section 1.1 hereof.

     "INTEREST PAYMENT DATES" is defined in Section 1.1 hereof.

     "INTEREST RATE EVENT PERIOD" shall mean any period during which the Company fails to have outstanding unsecured long-term Indebtedness which has a then current rating of BBB- or higher by Standard & Poor's Corporation.

     "LIEN" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the pledge or deposit of Property, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "LIEN" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes and such retention or vesting shall be deemed to be a Lien.

     "MAKE WHOLE PREMIUM" at any time with respect to any prepayment of the Notes means to the extent that the Treasury Rate at such time is lower than the original yield to maturity on the Notes, the excess of (a) the net present value of the principal and interest payments on and in respect of the Notes being prepaid that would otherwise become due and payable (without giving effect to such prepayment) (including, without duplication, payment on final maturity) discounted at a rate which is equal to the Treasury Rate over (b) the principal amount of the Notes being prepaid at par. To the extent that the Treasury Rate at the time of such payment is equal to or higher than 9.20%, the Make Whole Premium is zero.

     "NOTES" is defined in Section 1.1 hereof.

     "PERSON" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "RESTRICTED PAYMENTS" is defined in Section 6.10 hereof.

     "SECURITY" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     "STOCKHOLDERS' EQUITY" shall mean the amount of the capital stock accounts (less treasury stock) plus the surplus and retained earnings of the Company determined in accordance with generally accepted accounting principles.

     "SUBSIDIARY" shall mean any corporation of which more than 50% (by number of votes) of the Voting Stock is owned and controlled by the Company and/or one or more corporations which are Subsidiaries.

     "TOTAL CAPITALIZATION" shall mean the sum of (a) Funded Debt of the Company and its Subsidiaries, (b) deferred income taxes of the Company and its Subsidiaries classified as long-term liabilities in accordance with generally accepted accounting principles, and (c) Stockholders' Equity.

     "TREASURY RATE" at any time with respect to any Notes being prepaid means the sum of (i) .60%, plus (ii) the arithmetic mean of the yields to maturity of United States Treasury obligations appearing under the respective headings "This Week" and "Last Week" in the Statistical Release (as hereinafter defined) for the week immediately preceding the date of the prepayment of the Notes with a constant maturity (as compiled by and published in the most recently published issue of the United States Federal Reserve Statistical Release designated H.15(519) (the "STATISTICAL RELEASE") or its successor publication or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of the Notes) most nearly equal to the Weighted Average Life to Maturity of the Notes then being paid.

     "VOTING STOCK" shall mean Securities of any class or classes of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     "WEIGHTED AVERAGE LIFE TO MATURITY" with respect to the Notes being prepaid means, as at the time of determination, the number of years obtained by dividing the then Remaining Dollar-years of the Notes being prepaid by the outstanding principal amount of the Notes being prepaid. The term "Remaining Dollar-years" of the Notes being prepaid means the product obtained by (a) multiplying (1) the amount of each then remaining required principal repayment (including repayment at final maturity) of the Notes being prepaid, by (2) the number of years (calculated to the nearest one-twelfth) which will elapse between the time of determination and the date such required repayment is due, and (b) rotating all the products obtained in (a).

     "WHOLLY-OWNED SUBSIDIARY" shall mean any Subsidiary, all of the equity Securities (except directors' qualifying shares) of which are owned by the Company and/or the Company's other Wholly-Owned Subsidiaries.

     SECTION 5.2. ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with generally accepted accounting principles, to the extent applicable.

     SECTION 5.3. DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 6. COMPANY COVENANTS.

     From and after the Closing Date and continuing so long as any amount remains unpaid on any Note:

     SECTION 6.1. CORPORATE EXISTENCE, ETC. The Company will preserve and keep in force and effect its corporate existence and all licenses and permits necessary to the proper conduct of its business, PROVIDED that the foregoing shall not prevent any transaction permitted by Section 6.11.

     SECTION 6.2. INSURANCE. The Company will maintain or cause to be maintained insurance coverage by financially sound and reputable insurers in such forms and amounts, including such deductibles and such provisions for self-insurance, and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.

     SECTION 6.3. TAXES, CLAIMS FOR LABOR AND MATERIALS, COMPLIANCE WITH
LAWS. The Company will promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon the Company or upon or in respect of all or any part of the Property or business of the Company, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien or charge upon any Property of the Company; PROVIDED the Company shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (a) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any Property of the Company or any material interference with the use thereof by the Company, or (b) such nonpayment would not materially and adversely affect the properties, business, prospects, profits or condition of the Company. The Company will promptly comply with all laws, ordinances or governmental rules and regulations to which it is subject, including without limitation, the Occupational Safety and Health Act of 1970, the Employee Retirement Income Security Act of 1974 and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of any of which would materially and adversely affect the properties, business, prospects, profits or condition of the Company or would result in ANY LIEN OR CHARGE UPON ANY Property of the Company.

     SECTION 6.4. MAINTENANCE, ETC. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its Properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

     Section 6.5. Nature of Business. The Company will not engage in any business if, as a result, the general nature of the business which would then be engaged in by the Company would be substantially changed from the general nature of the business engaged in by the Company on the date of this Agreement.

     SECTION 6.6. CURRENT RATIO. The Company will keep and maintain the ratio of Consolidated Current Assets to Consolidated Current Liabilities at not less than 1.10 to 1.0 at the end of each quarterly fiscal period of each fiscal year of the Company.

     SECTION 6.7. STOCKHOLDERS' EQUITY. The Company will not, at any time, permit Stockholders' Equity to be less than the sum of (a) $170,000,000, plus
(b) an aggregate amount equal to 25% of its Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal year beginning with the fiscal year ended January 3, 1998.

     SECTION 6.8. INCURRENCE OF DEBT. (a) Neither the Company nor any Subsidiary will create, issue, assume, guarantee or otherwise incur or become liable in respect of any Debt except:

          (i) the Notes;

         (ii) Debt of the Company and its Subsidiaries outstanding as of the date of this Agreement and reflected on the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1996;

        (iii) additional unsecured Debt of the Company; PROVIDED that at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof Debt of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP shall not, during any fiscal year set forth below, exceed the percent of Total Capitalization set forth opposite such period:


                                              PERCENTAGE OF DEBT TO
        FISCAL YEAR                            TOTAL CAPITALISATION
        1996                                           70%
        1997                                           70%
        1998                                         67.5%
        1999                                           65%
        2000 and thereafter                            60%


         (iv) additional Debt of the Company and its Subsidiaries secured by Liens permitted and incurred within the limitations of Section 6.9(a)(8) or
     Section 6.9(a)(9); PROVIDED that at the time of issuance thereof and after giving effect thereto and to m application of the proceeds thereof Debt of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP shall not, during any fiscal year set forth below, exceed the percent of Total Capitalization set forth opposite such period:


                                                 PERCENTAGE OF DEBT TO
         FISCAL YEAR                              TOTAL CAPITALIZATION
           1996                                           70%
           1997                                           70%
           1998                                         67.5%
           1999                                           65%
           2000 and thereafter                            60%


          (v) Debt of a Subsidiary to the Company or to a Wholly-Owned
     Subsidiary.

     (b) Any corporation which becomes a Subsidiary after the date hereof shall for all purposes of this Section 6.8 be deemed to have created, assumed or incurred at the time it becomes a Subsidiary all Funded Debt of such corporation existing immediately after it becomes a Subsidiary.

     (c) The renewal, extension or refunding of any Funded Debt issued or incurred in accordance with the limitations of Section 6.8(a) shall constitute the issuance of additional Funded Debt, which is, in turn, subject to the limitations of the applicable provisions of this Section 6.8.

SECTION 6.9. LIENS AND ENCUMBRANCES

     (a) NEGATIVE PLEDGE. Neither the Company nor any Subsidiary will (i) cause or permit, or (ii) agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of its Property, whether now owned or hereafter acquired, to be subject to a Lien except:

          (1) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, PROVIDED the payment thereof is not at the time required by Section 6.3;

          (2) Liens incurred or deposits made in the ordinary course of business
     (i) in connection with workmen's compensation, unemployment insurance, social security and other like laws, or (ii) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

          (3) attachment, judgment and other similar Liens arising in connection with court proceedings, PROVIDED the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings PROVIDED FURTHER, the aggregate amount of all pledges or deposits made to stay the execution or enforcement of such Liens of the Company and its Subsidiaries does not exceed $1,000,000;

          (4) Liens on Property of a Subsidiary, PROVIDED such Liens secure only obligations owing to the Company or a Wholly-Owned Subsidiary;

          (5) reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real Property, PROVIDED they do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary conduct of the owning company's business;

          (6) leases of Property other than Capitalized Leases;

          (7) the Lien of mortgages, conditional sale contracts, security interests or other arrangements for the retention of title (including Capitalized Leases) existing as of the date of this Agreement, securing Funded Debt of the Company or any Subsidiary outstanding on such date;

          (8) the Lien of mortgages, conditional sale contracts, security interests or other arrangements for the retention of title (including Capitalized Leases) given to secure the payment of the purchase price or the costs of construction or improvement of fixed assets useful and intended to be used in carrying on the business of the Company or such Subsidiary, as the case may be, including Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach; PROVIDED that (A) the Lien or charge shall attach solely to the fixed assets acquired, constructed or improved,
     (B) at the time of acquisition, construction or improvement of such fixed assets, the aggregate amount remaining unpaid on all indebtedness secured by Liens on such fixed assets (whether or not assumed by the Company or such Subsidiary), shall not be in excess (or 100% in the case of Capitalized Leases) of the lesser of the total purchase price or fair market value thereof at the time of acquisition, construction or improvement of such fixed assets (as determined in good faith by the chief financial officer of the Company), (C) the indebtedness secured by such Liens is payable in equal monthly, quarterly, semi-annual or annual installments and is not callable or subject to acceleration prior to its stated maturity at the option of the lender for reasons unrelated to the creditworthiness of the obligor or destruction of the collateral thereof, and (D) the indebtedness secured by such liens shall have been incurred within the applicable limitations of Section 6.8(a)(iv);

          (9) Liens of mortgages, conditional sale contracts, security interests or other arrangements for the retention of title (including Capitalized Leases) in addition to the Liens permitted by preceding clauses (l) through
     (8) hereof; PROVIDED that the indebtedness secured by such Liens permitted by this Section 6.9(a)(9) at any one time outstanding shall not exceed 15% of Total Capitalization; and

         (10) any extension, renewal or replacement of any Lien permitted by the foregoing clauses (7), (8) and (9) in respect of the same Property theretofore subject to such Lien in connection with the extension, renewal or refunding (without increases in principal amount) of the indebtedness secured thereby which is permitted by the applicable provisions of
     Section 6.8(a).

     (b) Equal and Ratable Lien; Equitable Lien. In case any Property is subjected to a Lien in violation of this Section 6.9, the Company will make or cause to be made provision whereby the Notes will be secured equally and ratably with all other obligations secured thereby and in any case the Notes shall have the benefit, to the full extent that, and with such priority as, the holders may be entitled thereto under applicable law, of an equitable Lien on such Property so equally and ratably securing the Notes. Such violation of Section 6.9 shall constitute an Event of Default hereunder, whether or not any such provision is made pursuant to this Section 6.9(b).

     SECTION 6.10. DIVIDENDS, STOCK PURCHASES. The Company will not except as hereinafter provided:

          (a) declare or pay any dividends, either in cash or Property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Company); or

          (b) directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net proceeds to the Company from the substantially concurrent issue or sale of other shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock); or

          (c) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock;

(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options, and all such other distributions being herein collectively called "Restricted Payments"), if after giving effect thereto the aggregate amount of Restricted Payments made during the period from and after June 17, 1989 to and including the date of the making of the Restricted Payment in question, would exceed the sum of (i) $35,000,000,
(ii) 75% of Consolidated Net Income for such period, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit), and (iii) the aggregate net cash proceeds received by the Company from the issuance and sale of capital stock for such period.

     The Company will not declare any dividend which constitutes a Restricted Payment payable more than 90 days after the date of declaration thereof.

     For the purposes of this Section 6.10 the amount of any restricted payment declared, paid or distributed in Property of the Company shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the chief financial officer of the Company) of such Property at the time of the making of the Restricted Payment in question.

     SECTION 6.11. MERGERS, CONSOLIDATIONS AND SALES OF ASSETS. The Company will not consolidate with, merge into, or sell, lease or otherwise dispose of its properties as an entirety or substantially as an entirety to, any Person, unless:

          (a) the successor formed by or resulting from such consolidation or merger or the transferee to which such sale, lease or other disposition shall have been made shall be a solvent corporation organized under the laws of the United States of America or a State thereof or the District of Columbia, and after giving effect to such transaction, no Default or Event of Default shall exist;

          (b) such successor or transferee corporation shall expressly assume in writing the due and punctual payment of the principal of and interest and premium, if any, on the Notes, according to their tenor, and the due and punctual performance and observance of all the terms, covenants, agreements and conditions of the Notes and this Agreement and shall furnish the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms; and

          (c) after giving effect to such consolidation or merger the Company would be permitted to incur at least $1.00 of additional Funded Debt under the provisions of Section 6.8(a)(iii).

     SECTION 6.12. REPORTS AND RIGHTS OF INSPECTION. The Company will keep or cause to be kept proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company in accordance with generally accepted principles of accounting consistently applied and will furnish to you so long as you are the holder of any Note and to each holder of 10% or more in aggregate principal amount of then outstanding Notes (in duplicate if so requested):

          (a) QUARTERLY STATEMENTS. As soon as available and in any event within 60 days after the end of each quarterly fiscal period (except the last) of each fiscal year of the Company, copies of:

               (i) a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the close of such period, and

              (ii) consolidated statements of income and retained earnings of the Company and its consolidated Subsidiaries for the portion of the fiscal year ending with such period; in each case setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified by a chief financial officer of the Company as complete and correct, subject to changes resulting from year-end audit adjustments;

          (b) ANNUAL STATEMENTS. As soon as available and in any event within 120 days after the close of each fiscal year of the Company, copies of:

               (i) a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the close of such fiscal year, and

              (ii) consolidated statements of income and retained earnings and cash flows of the Company and its consolidated Subsidiaries for such fiscal year,

in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon by Ernst & Young L.L.P. or of other independent accountants of recognized national standing selected by the Company to the effect that such consolidated financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in which such accountants concur) and present fairly, in all material respects, the financial condition of the Company and its Subsidiaries and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

          (c) SEC AND OTHER REPORTS. Promptly upon their becoming available, ONE copy of each regular financial statement or report, as the Company shall send to its stockholders and of each regular and periodic report, registration statement or prospectus filed by the company with any securities exchange or the Securities and Exchange Commission or any successor agency, it being understood that if and to the extent that the Company's SEC Form 10Q and Form 10K or successor forms are provided within the time periods prescribed by clauses (a) and
     (b) above, the requirements of supplying the quarterly and annual statements provided for in said clauses (a) and (b) shall be deemed to have been met;

          (d) NOTICE OF DEFAULT. Immediately upon becoming aware of the existence of any condition or event which constitutes an event of default, or event which with the lapse of time or giving of notice, or both, would constitute an event of default, under this Agreement, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) OFFICER'S CERTIFICATE. Within the period provided in paragraph (b) above, a certificate of an authorized financial officer of the Company stating: (i) that the signer thereof has reexamined the terms and provisions of this Agreement and (ii) whether, to the best of his knowledge (after due inquiry), there exists on the date of the certificate any Default or Event of Default under this Agreement and, if any such condition or event exists, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto; and

          (f) REQUESTED INFORMATION. Such additional information as you or any such holder may reasonably request concerning the Company.

Without limiting the foregoing, the Company will permit you, so long as you are the holder of any Note, and each institutional holder of 10% or more in aggregate principal amount of the then outstanding Notes (or such Persons as either you or such holder may designate), under the Company's guidance, to examine all the books of account, records, reports and other papers of the Company, to make copies and extracts therefrom as is reasonably necessary for the purposes hereof, and to discuss its affairs, finances and accounts with its officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss with you the finances and affairs of the Company) all at such reasonable times and as often as may be reasonably requested. Any information obtained by you or such other holder from such examination or discussion will be treated as confidential unless and until such information has been publicly disclosed by the Company; PROVIDED, HOWEVER, that nothing herein contained shall limit or impair the right or obligation of yourself or such other holder to disclose such information when required by law or to appropriate regulatory authorities having jurisdiction over your or its affairs or to use the same in connection with the enforcement of the terms and conditions of this Agreement. The Company shall not be required to pay or reimburse you or any such holder for expenses which you or any such holder may incur in connection with any such visitation or inspection.

     SECTION 6.13. REPURCHASE OF NOTES. Neither the Company nor any Subsidiary, directly or indirectly through an Affiliate or otherwise, may repurchase or make any offer to repurchase any Notes unless the offer has been made to repurchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case the company repurchases any Notes such Notes shall thereafter be canceled and no Notes shall be issued in substitution therefor.

     SECTION 6.14. TERMINATION OF PENSION PLANS. The Company will not permit any employee benefit plan maintained by it to be terminated in a manner which could result in the imposition of a Lien on any Property of the Company pursuant to
Section 4068 of the Employee Retirement Income Security Act of 1974, as amended.

     SECTION 6.15. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, enter into or be a party to, any transaction or arrangement with any Affiliate (including without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

SECTION 7. EVENTS OF DEFAULT AND REMEDIES THEREFOR.

     SECTION 7.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an Event of Default as the term is used herein:

          (a) default in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five days;
     or

          (b) default in the payment of principal or premium, if any, on any Note when the same shall have become due; or

          (c) default shall occur in the observance or performance of the covenants or agreements contained in Sections 6.6 through 6.11; or

          (d) default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after the earlier of (1) such default shall first become known to any executive officer of the Company or the chief financial officer of the Company, or
     (2) notice of such default of any holder of the Notes to any officer of the Company; or

          (e) any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and sale of the Notes or furnished by the Company pursuant hereto proves untrue or misleading in any material respect as of the date of the issuance or making thereof; or

          (f) the Company or any Subsidiary fails to make any payment of principal and/or interest in respect of any indebtedness for borrowed money aggregating more than $10,000,000 in original principal amount or any event shall occur (other than the mere passage of time) or any condition shall exist in respect of any indebtedness for borrowed money aggregating more than $10,000,000 in original principal amount of the Company or any Subsidiary, or under any agreement securing or relating to such indebtedness, the effect of which is to cause such indebtedness to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

          (g) the Company becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company causes or suffers an order for relief to be entered with respect to it under applicable Federal bankruptcy law or applies for or consents to the appointment of a custodian, trustee or receiver for the Company or for the major part of the Property of either; or

          (h) a custodian, trustee or receiver is appointed for the Company or for the major part of the Property of the Company and is not discharged within 90 days after such appointment; or

          (i) final judgment or judgments for the payment of money aggregating in excess of $500,000 is or are outstanding against the Company or against any of the Property or assets of the Company and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

          (j) bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company and, if instituted against the Company, are consented to or are not dismissed within 60 days after such institution.

     SECTION 7.2. NOTICE TO HOLDERS. When any Event of Default described in the foregoing Section 7.1 has occurred, the Company agrees to give notice within seven business days of such event to all holders of the Notes then outstanding, such notice to be in writing and sent by registered or certified mail or by telegram.

     SECTION 7.3. DEFAULT REMEDIES. When any Event of Default described in subparagraphs (a) or (b) of Section 7.1 has occurred and is continuing, any holder of any Note may, and when any Event of Default described in subparagraphs
(c) through (i), inclusive, of Section 7.1 has happened and is continuing, the holder or holders of 35% or more of the principal amount of Notes at the time outstanding may exercise any right, power or remedy permitted to such holder or holders at law or in equity and shall have, in particular, without limiting the generality of the foregoing, the right, by notice in writing sent by registered or certified mail to the Company, to declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in subparagraph
(j) of Section 7.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Notes the entire principal and interest accrued on the Notes and to the extent permitted by law, a premium equal to the then applicable Make Whole Premium. No course of dealing on the part of any holder of the Notes nor any delay or failure on the part of any such holder to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the holder or holders of the Notes all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.

     SECTION 7.4. RESCISSION OF ACCELERATION. The provisions of Section 7.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through
(i), inclusive, of Section 7.1, the holders of 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, PROVIDED that at the time such declaration is annulled and rescinded:

          (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

          (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under Section 7.3) shall have been duly paid; and

          (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to Section 8.1;

and PROVIDED FURTHER, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 8. AMENDMENTS, WAIVERS AND CONSENTS.

     SECTION 8.1. AMENDMENTS AND WAIVERS. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes; PROVIDED, HOWEVER, that without the written consent of the holders of all the Notes then outstanding no such waiver, modification, alteration or amendment shall be effective (a) which will extend the time of payment of the principal of or the interest on any Note or reduce the principal amount thereof or change the rate of interest thereon, or (b) which will change any of the provisions of Section 2 in respect of optional prepayments or (c) which will change the percentage of holders of the Notes required to consent to any such amendment, alteration or modification or any of the provisions of this
Section 8 or Section 7.

     SECTION 8.2. BINDING EFFECT. Any such amendment or waiver shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waive or impair any right consequent thereon.

SECTION 9. MISCELLANEOUS.

     SECTION 9.1. REGISTERED NOTES. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the "Note Register"), and the Company will register or transfer or cause to be registered or transferred, as hereinafter provided and under such reasonable regulations as it may prescribe, any Note issued pursuant to this Agreement.

     At any time and from time to time the registered holder of any Note which has been duly registered as hereinabove provided may transfer such Note, upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by such registered holder or its attorney authorized in writing.

     The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement and the Company shall not be affected by any notice or knowledge to the contrary. Payment of or on account of the principal, premium, if any, and interest on any such Note shall be made to or upon the written order of such registered holder.

     SECTION 9.2. EXCHANGE FOR DIFFERENT DENOMINATIONS. The Company will, at any time and from time to time, upon not less than 30 days notice to that effect given by the holder of any Note initially delivered or of any Note substituted therefor pursuant to Section 9.1, this Section 9.2 or to Section 9.3, and, upon surrender of such Note at its office, deliver in exchange therefor, without expense to the holder, except as set forth below, Notes for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered and, as nearly as possible, in the denomination of $100,000 or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated the date of original issuance of Notes hereunder, registered in the name of such Person or Persons as may be designated by such holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

     SECTION 9.3. LOSS, THEFT, ETC. OF NOTES. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such reissuance. If a Holder or any subsequent institutional holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of the President, a Vice President or other responsible officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no indemnity shall be required as a condition to execution and delivery of a new Note other than the written agreement of such owner to indemnify and hold the Company harmless.

     SECTION 9.4. EXPENSES, STAMP TAX INDEMNITY. The Company agrees to pay all expenses in connection with the issuance, sale and delivery to you of the Notes, including the cost of shipping the same to you at your home office or such other place as you may specify. Whether or not the purchase herein contemplated shall be consummated, the Company agrees to reimburse you for all of your out-of-pocket expenses, including, but not limited to, the reasonable charges and disbursements of your special counsel in connection with the transaction contemplated by this Agreement and all of your out-of-pocket expenses relating to any amendments of this Agreement or waivers or consents pursuant to the provisions hereof or thereof, including, without limitation, any amendments, waivers or consents resulting from any work-out, restructuring or similar proceedings relating to the performance by the Company of its obligations under this Agreement and the Notes. The Company agrees to indemnify and hold you harmless from any liability on account of stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes. The Company further agrees to protect and indemnify you against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement.

     SECTION 9.5. POWERS AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE. No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to Section 8 hereof shall extend to or affect any obligation or right not expressly waived or consented to.

     SECTION 9.6. NOTICES. All communications provided for hereunder shall be in writing and mailed by registered or certified mail or by overnight carrier in each case prepaid and if to you, addressed to you at your address appearing on
Schedule I to this Agreement or such other address as you or the subsequent holder of any Note initially issued to you, may designate to the Company in writing, or if to the Company, addressed to the Company, at 7600 France Avenue South, Minneapolis, Minnesota 55440-0355,
Attention: Treasurer, or to such other address as you or the Company shall designate by written notice to the other.

     SECTION 9.7. SUCCESSORS AND ASSIGNS. This Agreement and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder.

     SECTION 9.8. SURVIVAL OF REPRESENTATIONS. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the closing, shall survive the closing and the delivery of this Agreement and the Notes.

     SECTION 9.9. SEVERABILITY. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

     SECTION 9.10. GOVERNING LAW. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with Minnesota law.

     SECTION 9.11. CAPTIONS. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one Agreement.

                                            NASH-FINCH COMPANY


                                            By: /s/ ALFRED N. FLATEN
                                               --------------------------------
                                               Its   PRESIDENT
                                                  -----------------------------

     The foregoing Agreement is hereby confirmed and accepted.

                                            NATIONWIDE LIFE INSURANCE COMPANY


                                            By:
                                               --------------------------------

                                               Its
                                                  -----------------------------